Exhibit 12.1


                                           Hospitality Properties Trust
                                 Computation of Ratio of Earnings to Fixed Charges
                                       (in thousands, except ratio amounts)


                                          Nine Months Ended
                                            September 30,                                Year Ended December 31,
                                       ------------------------    ----------------------------------------------------------------
                                          2001         2000           2000         1999          1998         1997          1996
                                       ----------    ----------    ---------    ----------     ---------    ----------    ---------

Income Before Extraordinary Item          $94,790       $90,279     $126,271      $111,929       $87,982       $59,153      $51,664
Fixed charges                              31,248        27,700       37,682        37,352        21,751        15,534        5,646
                                       ----------    ----------    ---------    ----------     ---------    ----------    ---------
Adjusted Earnings                        $126,038      $117,979     $163,953      $149,281      $109,733       $74,687      $57,310
                                       ==========    ==========    =========    ==========     =========    ==========    =========


Fixed Charges:
     Interest on indebtedness
     and amortization of
     deferred finance costs               $31,248       $27,700      $37,682       $37,352       $21,751       $15,534       $5,646
                                       ----------    ----------    ---------    ----------     ---------    ----------    ---------

Total Fixed Charges                       $31,248       $27,700      $37,682       $37,352       $21,751       $15,534       $5,646
                                       ==========    ==========    =========    ==========     =========    ==========    =========

Ratio of Earnings to Fixed
Charges                                     4.03x         4.26x        4.35x         4.00x         5.04x         4.81x       10.15x
                                       ==========    ==========    =========    ==========     =========    ==========    =========